MERGER AGREEMENT


THIS MERGER AGREEMENT is made as of the 3rd day of September, 2002

AMONG:

BOUNDLESS VISION INCORPORATED, a body corporate formed pursuant to the laws of the State of Nevada and having an office for business located at 9300 Wilshire Boulevard, Suite 300 Beverly Hills, California 90212

("Boundless")

AND:

SURGE ACQUISITION CORP., a body corporate formed pursuant to the laws of the State of Nevada and a wholly owned subsidiary of Boundless.

(the "Acquirer")

AND:

SURGE TECHNOLOGIES INC., a body corporate formed pursuant to the laws of the Province of Alberta, Canada and having an office for business located at #14, 700-58th Avenue S.E., Calgary, AB, T2H 2E2

("SURGE")

AND:

GORDON MCPHEDRAN, 37 Redwood Meadows Dr., Redwood
Meadows, AB, T3T 1A3

("McPhedran")

AND:

JACK BARBIER, 50 McKenzie Lake Manor SE, Calgary, AB.,
T2Z 1Y1

("Barbier")

AND:

DALE OLMSTEAD, P.O. Box 509, Carbon, AB., T0M 0L0

("Olmstead")

(Page)1



AND:

			HARJ MANHAS, 120 Inglewood Cove SE, Calgary, AB.,
			T2G 5K3

			("Manhas")



AND:

SECURA INVESTMENTS INC. #8 2180 Pegasus Way SE,
Calgary, AB., T2E 8M5

("Secura")



("McPhedran, Barbier, Olmstead, Manhas and Secura are hereinafter referred to as the "SURGE Shareholders")

WHEREAS:

A.	SURGE is an Alberta corporation engaged in the business of designing, manufacturing, and distributing a number of generic and custom application electrical Surge protection devices;

B.	The SURGE Shareholders own 3,625,980 Class A SURGE Shares, being
73.9% of the presently issued and outstanding SURGE Shares;

C.	Other shareholders own 294,003 Class A SURGE Shares, being 6.0% of the issued and outstanding SURGE Shares, 807,745 Class B SURGE Shares, being 16.5 % of the issued and outstanding SURGE Shares and 180,000 Class E SURGE Shares, being 3.6% of the issued and outstanding SURGE Shares, the combined three classes of shares being 100% of the issued and outstanding shares;

C.	Boundless is a reporting company whose common stock is not
quoted on any Stock Exchange and which is not engaged in any business.

D.	The respective Boards of Directors of Boundless, SURGE and the
Acquirer deem it advisable and in the best interests of Boundless, SURGE and the Acquirer that SURGE merge with and into the Acquirer (the "Merger") pursuant to this Agreement and the Certificate of Merger, and the applicable provisions of the laws of the State of Nevada; and

E.	It is intended that the Merger shall qualify for United States federal income tax purposes as a reorganization within the meaning of Section 368 of the Internal Revenue Code of
1986, as amended.

NOW THEREFORE THIS AGREEMENT WITNESSETH THAT in consideration of the premises and the mutual covenants, agreements, representations and warranties contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:


(Page) 2



ARTICLE 1
DEFINITIONS AND INTERPRETATION

Definitions

1.1	In this Agreement the following terms will have the following meanings:

(a)	"Acquisition Shares" means the Initial Acquisition Shares and Additional
Acquisition Shares, if any;

(b)	"Additional Acquisition Shares" means the 1,813,677 additional Boundless
Common Shares issued to the SURGE Class "A", Class "B" and Class "E" Shareholders as a result of Section 2.4b below.

(c)	"Agreement" means this agreement and plan of merger among Boundless, the
Acquirer, SURGE, and the SURGE Shareholders;

(d)	"Boundless Accounts Payable and Liabilities" means all accounts payable and liabilities of Boundless, on a consolidated basis, due and owing or otherwise constituting a binding obligation of Boundless and its subsidiaries (other than a Boundless Material Contract) as of June 30th, 2002 as set forth is Schedule "B" hereto;

(e)	"Boundless Accounts Receivable" means all accounts receivable and other debts owing to Boundless, on a consolidated basis, as of June 30th, 2002 as set forth in Schedule "C" hereto;

(f)	"Boundless Assets" means the undertaking and all the property and assets of the Boundless Business of every kind and description wheresoever situated including, without limitation, Boundless Equipment, Boundless Inventory, Boundless Material Contracts, Boundless Accounts Receivable, Boundless Cash, Boundless Intangible Assets and Boundless Goodwill, and all credit cards, charge cards and banking cards issued to Boundless;

(g)	"Boundless Bank Accounts" means all of the bank accounts, lock boxes and safety deposit boxes of Boundless and its subsidiaries or relating to the Boundless Business as set forth in Schedule "D" hereto;

(h)	"Boundless Business" means all aspects of the business conducted by
Boundless and its subsidiaries;

(i)	"Boundless Cash" means all cash on hand or on deposit to the credit of
Boundless and its subsidiaries on the Closing Date;

(j)	"Boundless Common Shares" means the shares of common stock in the capital of Boundless;

(k)	"Boundless Debt to Related Parties" means the debts owed by Boundless and its subsidiaries to any affiliate, director or officer of Boundless as described in Schedule "E" hereto;

(Page) 3


(l)	"Boundless Financial Statements" means, collectively, the audited consolidated financial statements of Boundless for the fiscal year ended December 31st, 2001, together with the unqualified auditors' report thereon, and the unaudited consolidated financial statements of Boundless for the six month period ended June 30th, 2002, true copies of which are attached as Schedule "A" hereto;

(m)	"Boundless Goodwill" means the goodwill of the Boundless Business including the right to all corporate, operating and trade names associated with the Boundless Business, or any variations of such names as part of or in connection with the Boundless Business, all books and records and other information relating to the Boundless Business, all necessary licenses and authorizations and any other rights used in connection with the Boundless Business;

(n)	"Boundless Intangible Assets" means all of the intangible assets of
Boundless and its subsidiaries, including, without limitation, Boundless Goodwill, all trademarks, logos, copyrights, designs, and other intellectual and industrial property of Boundless and its subsidiaries;


(o)	"Closing" means the completion, on the Closing Date, of the transactions contemplated hereby in accordance with Article 9 hereof;

(p)	"Closing Date" means the day on which all conditions precedent to the completion of the transaction as contemplated hereby have been satisfied or waived;

(q)	"Effective Time" means the date of the filing of an appropriate
Certificate of Merger in the form required by the State of Nevada, which certificate shall provide that the Merger shall become effective upon such filing;

(r)	"Initial Acquisition Shares" means the 10,186,323 Boundless Common Shares to be issued to the Class "A" SURGE Shareholders at Closing pursuant to the terms of the Merger and section 2.4b below;

(s)	"Issue Date" means the date on which shares are issued to subscribers of common stock under a share offering made by Boundless;

(t)	"Merger" means the merger, at the Effective Time, of SURGE and the Acquirer pursuant to this Agreement and Plan of Merger;

(u)	"Merger Consideration" means the Acquisition Shares plus the Additional
Acquisition shares;

(Page) 4


(v)	"Place of Closing" means the offices of Varshney Capital Corp.,
Suite 1300, 925 West Georgia Street, Vancouver, BC or such other place as Boundless and SURGE may mutually agree upon;

(w)	"State Corporation Law" means the General Corporation Law of the State of
Nevada;

(x)	"Surviving Company" means the Acquirer following the merger with SURGE;

(y)	"SURGE Accounts Payable and Liabilities" means all accounts payable and liabilities of SURGE, on a consolidated basis, due and owing or otherwise constituting a binding obligation of SURGE (other than a SURGE Material Contract) as of June 30th, 2002 as set forth in Schedule "K" hereto;

(z)	"SURGE Accounts Receivable" means all accounts receivable and other debts owing to SURGE, on a consolidated basis, as of June 30th, 2002 as set forth in Schedule "L" hereto;

(aa)	"SURGE Assets" means the undertaking and all the property
and assets of the SURGE Business of every kind and description wheresoever situated including, without limitation, SURGE Equipment, SURGE Inventory, SURGE Material Contracts, SURGE Accounts Receivable, SURGE Cash, SURGE Intangible Assets and SURGE Goodwill, and all credit cards, charge cards and banking cards issued to SURGE;

(bb)	"SURGE Bank Accounts" means all of the bank accounts,
lock boxes and safety deposit boxes of SURGE or relating to the SURGE Business as set forth in Schedule "M" hereto;

(cc)	"SURGE Business" means all aspects of the business conducted by
SURGE, as the case may be, including, without limitation, electrical Surge protection devices;

(dd)	"SURGE Cash" means all cash on hand or on deposit to the credit of SURGE on the Closing Date;

(ee)	"SURGE Debt to Related Parties" means the debts owed by SURGE to the
SURGE Shareholders or to any family member thereof, or to any affiliate, director or officer of SURGE or the SURGE Shareholders as described in Schedule "N" hereto;

(Page) 5


(ff)	"SURGE Equipment" means all machinery, equipment, furniture, and furnishings used in the SURGE Business, including, without limitation, the items more particularly described in Schedule "O" hereto;

(gg)	"SURGE Financial Statements" means audited financial statements to March
30th, 2002 and interim financial statements to June 30th, 2002, true copies of which are attached as Schedule "J" hereto;

(hh)	"SURGE Goodwill" means the goodwill of the SURGE Business together with the exclusive right of Boundless to represent itself as carrying on the SURGE Business in succession of SURGE subject to the terms hereof, and the right to use any words indicating that the SURGE Business is so carried on including the right to use the name "SURGE", "SURGETECH" or "SURGE International" or any variation thereof as part of the name of or in connection with the SURGE Business or any part thereof carried on or to be carried on by SURGE, the right to all corporate, operating and trade names associated with the SURGE Business, or any variations of such names as part of or in connection with the SURGE Business, all telephone listings and telephone advertising contracts, all lists of customers, books and records and other information relating to the SURGE Business, all necessary licenses and authorizations and any other rights used in connection with the SURGE Business;

(ii)	"SURGE Insurance Policies" means the public liability insurance and insurance against loss or damage to SURGE Assets and the SURGE Business as described in Schedule "P" hereto;

(jj)	"SURGE Intangible Assets" means all of the intangible assets of SURGE, including, without limitation, SURGE Goodwill, all trademarks, logos, copyrights, designs, and other intellectual and industrial property of SURGE;

(kk)	"SURGE Inventory" means all inventory and supplies of the SURGE Business as of June 30th, 2002 as set forth in Schedule "Q" hereto;

(ll)	"SURGE Material Contracts" means the burden and benefit of and the right, title and interest of SURGE in, to and under all trade and non-trade contracts, engagements or commitments, whether written or oral, to which SURGE are entitled in connection with the SURGE Business whereunder SURGE are obligated to pay or entitled to receive the sum of $10,000 or more including, without limitation, any pension plans, profit sharing plans, bonus plans, loan agreements, security agreements, indemnities and guarantees, any agreements with employees, lessees, licensees, managers, accountants, suppliers, agents, distributors, officers, directors, attorneys or others which cannot be terminated without liability on not more than one month's notice, and those contracts listed in Schedule "R" hereto;

(mm)	"SURGE Shares" means all of the issued and outstanding shares of SURGE's equity stock; and

(Page) 6

(nn)	"SURGE Conversion ratios" mean the ratios which the three classes of SURGE shares will be converted to Boundless shares as set out in Schedule "S" hereto;


Any other terms defined within the text of this Agreement will have the meanings so ascribed to them.

All monies stated in this agreement will be in US Dollars unless other wise stated.

Captions and Section Numbers

1.2	The headings and section references in this Agreement are for convenience of reference only and do not form a part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision thereof.

Section References and Schedules

1.3	Any reference to a particular "Article", "section", "paragraph",
"clause" or other subdivision is to the particular Article, section, clause or other subdivision of this Agreement and any reference to a Schedule by letter will mean the appropriate Schedule attached to this Agreement and by such reference the appropriate Schedule is incorporated into and made part of this Agreement. The Schedules to this Agreement are as follows:

Information concerning Boundless

	Schedule "A"	Boundless Financial Statements
	Schedule "B"	Boundless Accounts Payable and Liabilities
	Schedule "C"	Boundless Accounts Receivable
	Schedule "D"	Boundless Bank Accounts
	Schedule "E"	Boundless Debts to Related Parties
	Schedule "F" 	Boundless Financing Commitment
	Schedule "G" 	Boundless Material Contracts


(Page) 7

Information concerning SURGE

	Schedule "J"	SURGE Financial Statements
	Schedule "K"	SURGE Accounts Payable and Liabilities
	Schedule "L"	SURGE Accounts Receivable
	Schedule "M"	SURGE Bank Accounts (last months bank statements for all accounts)
	Schedule "N"	SURGE Debts to Related Parties
	Schedule "O"	SURGE Equipment
	Schedule "P"	SURGE Insurance Policies
	Schedule "Q"	SURGE Inventory
	Schedule "R"	SURGE Material Contracts
	Schedule "S"	SURGE Share Conversion Ratios
	Schedule "T"	SURGE Management Contracts with Non-Compete Clause
	Schedule "U"	SURGE Product Patents and Patents Pending
	Schedule "V"	SURGE Directors Resolutions for Change of Directors
	Schedule "W"	SURGE Shareholders letters for share conversions

Severability of Clauses

1.4	If any part of this Agreement is declared or held to be invalid for any reason, such invalidity will not affect the validity of the remainder which will continue in full force and effect and be construed as if this Agreement had been executed without the invalid portion, and it is hereby declared the intention of the parties that this Agreement would have been executed without reference to any portion which may, for any reason, be hereafter declared or held to be invalid.

ARTICLE 2
THE MERGER

The Merger

2.1	At Closing, SURGE shall be merged with and into the Acquirer pursuant to this Agreement and Plan of Merger and the separate corporate existence of SURGE shall cease and the Acquirer, as it exists from and after the Closing, shall be the Surviving Company.

Effect of the Merger

2.2	The Merger shall have the effect provided therefore by the State
Corporation Law. Without limiting the generality of the foregoing, and subject thereto, at Closing (i) all the rights, privileges, immunities, powers and franchises, of a public as well as of a private nature, and all property, real, personal and mixed, and all debts due on whatever account, including without limitation subscriptions to shares, and all other choices in action, and all and every other interest of or belonging to or due to SURGE or the Acquirer, as a group, subject to the terms hereof, shall be taken and deemed to be transferred to, and vested in, the Surviving Company without further act or deed; and all property, rights and privileges, immunities, powers and franchises and all and every other interest shall be thereafter as effectually the property of the Surviving Company, as they were of SURGE and the Acquirer, as a group, and (ii) all debts, liabilities, duties and obligations of SURGE and the Acquirer, as a group, subject to the terms hereof, shall become the debts, liabilities and duties of the Surviving Company and the Surviving Company shall thenceforth be responsible and liable for all debts, liabilities, duties and obligations of SURGE and the Acquirer, as a group, and neither the rights of creditors nor any liens upon the property of SURGE or the Acquirer, as a group, shall be impaired by the Merger, and may be enforced against the Surviving Company.

Certificate of Incorporation; Bylaws; Directors and Officers

(Page) 8

2.3	The Certificate of Incorporation of the Surviving Company from and after the Closing shall be the Certificate of Incorporation of the Acquirer until thereafter amended in accordance with the provisions therein and as provided by the applicable provisions of the State Corporation Law.
The Bylaws of the Surviving Company from and after the Closing shall be the Bylaws of SURGE as in effect immediately prior to the Closing, continuing until thereafter amended in accordance with their terms, the Certificate of Incorporation of the Surviving Company and as provided by the State Corporation Law. The Directors of the Acquirer at the Effective Time shall continue to be the Directors of the Surviving Company until thereafter amended in accordance with the provisions therein and as provided by the applicable provisions of the State Corporation Law.

Conversion of Securities

2.4	At the Effective Time, by virtue of the Merger and without any action on the part of the Acquirer, SURGE or the SURGE Shareholders, the shares of capital stock of each of SURGE and the Acquirer shall be converted as follows:

(a)	Capital Stock of the Acquirer. Each issued and outstanding
share of the Acquirer's capital stock shall continue to be issued and outstanding and shall be converted into one share of validly issued, fully paid, and non-assessable common stock of the Surviving Company. Each stock certificate of the Acquirer evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Company.

(i) Registration Rights. The converted shares of the Acquirer shall have the right to register its shares under the first
Registration Statement filed with the Securities and Exchange Commission.


(b)	Conversion of SURGE Shares. Each SURGE Share that is
issued and outstanding at the Effective Time shall automatically be cancelled and extinguished and converted as outlined in Schedule "S", without any action on the part of the holder thereof, into the right to receive at the time and in the amounts described in this Agreement an amount of Acquisition Shares equal to the number of Acquisition Shares divided by the number of SURGE
Shares outstanding immediately prior to Closing. All such SURGE Shares, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the Acquisition Shares paid in consideration therefore upon the surrender of such certificate in accordance with this Agreement.

Adherence with Applicable Securities Laws

(Page) 9

2.5	The SURGE Shareholders agree that they are acquiring the
Acquisition Shares for investment purposes and will not offer, sell or otherwise transfer, pledge or hypothecate any of the Acquisition Shares issued to them (other than pursuant to an effective Registration Statement under the Securities
Act of 1933 (United States), as amended) directly or indirectly unless:

(a)	the sale is to Boundless;

(b)	the sale is made pursuant to the exemption from registration under the Securities Act of 1933 (United States) provided by Rule 144 thereunder; or the Acquisition Shares are sold in a transaction that does not require registration under the Securities Act of 1933 (United States) or any applicable United States state laws and regulations governing the offer and sale of securities, and the vendor has furnished to Boundless a written opinion of counsel, reasonably acceptable to
Boundless to that effect.


	The SURGE Shareholders acknowledge that the certificates representing the Acquisition Shares shall bear the following legend:

NO SALE, OFFER TO SELL, OR TRANSFER OF THE
SHARES REPRESENTED BY THIS CERTIFICATE SHALL BE
MADE UNLESS A REGISTRATION STATEMENT UNDER
THE FEDERAL SECURITIES ACT OF 1933, AS AMENDED,
IN RESPECT OF SUCH SHARES IS THEN IN EFFECT OR IN
THE OPINION OF COUNSEL ACCEPTABLE TO THE
COMPANY THAT THE SHARES MAY BE TRANSFERRED
WITHOUT REGISTRATION PURSUANT TO AN
EXEMPTION.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES
OF BOUNDLESS

Representations and Warranties

3.1	Boundless represents and warrants in all material respects to
SURGE, with the intent that SURGE will rely thereon in entering into this Agreement and in approving and completing the transactions contemplated hereby, that:

Boundless - Corporate Status and Capacity

(a)	Incorporation. Boundless is a corporation duly incorporated and validly subsisting under the laws of the State of Nevada, and is in good standing with the office of the Secretary of State for the State of Nevada;

(Page) 10

(b)	Carrying on Business. Boundless carries on business primarily in the
States of Nevada only and does not carry on any material business activity in any other jurisdictions. Boundless has offices in Beverly Hills, CA and in no other locations. The nature of the Boundless Business does not require Boundless to register or otherwise be qualified to carry on business in any other jurisdictions;

(c)	Corporate Capacity. Boundless has the corporate power, capacity and authority to own the Boundless Assets and to enter into and complete this Agreement;

(d)	Reporting Status; Listing. Boundless is required to file current reports with the Securities and Exchange Commission pursuant to section 15(d) of the Securities Exchange Act of 1934, the Boundless Common Shares are not quoted on any stock exchange. Upon completion of this agreement Boundless will file all required documentation with the Securities and Exchange Commission and the NASD to have the shares quoted on the OTCBB or the BBX stock exchange.


Acquirer - Corporate Status and Capacity

(e)	Incorporation. The Acquirer is a corporation duly incorporated and validly subsisting under the laws of the State of Nevada, and is in good standing with the office of the Secretary of State for the State of Nevada;

(f)	Carrying on Business. Other than corporate formation and
organization, the Acquirer has not carried on business activities to date.

(g)	Corporate Capacity. The Acquirer has the corporate power, capacity and authority to enter into and complete this Agreement;

Boundless - Capitalization

(h)	Authorized Capital. The authorized capital of Boundless consists of 25,000,000 Boundless Common Shares, $0.001 par value shares of which 3,000,000 Common Shares are presently issued and outstanding;

(i)	No Option. No person, firm or corporation has any agreement or option or any right capable of becoming an agreement or option for the acquisition of Boundless Common Shares or for the purchase, subscription or issuance of any of the unissued shares in the capital of Boundless;

(j)	Capacity. Boundless has the full right, power and authority to enter into this Agreement on the terms and conditions contained herein;

(Page) 11

Acquirer Capitalization

(k)	Authorized Capital. The authorized capital of the Acquirer
consists of 25,000,000 shares of common stock, $0.001 par value, of which one hundred common shares is presently issued and outstanding;

(l)	No Option. No person, firm or corporation has any agreement
or option or any right capable of becoming an agreement or option for the acquisition of any common or preferred shares in Acquirer or for the purchase, subscription or issuance of any of the unissued shares in the capital of Acquirer;

(m)	Capacity. The Acquirer has the full right, power and authority to enter into this Agreement on the terms and conditions contained herein;

Boundless - Records and Financial Statements

(n)	Charter Documents. The charter documents of Boundless
and the Acquirer have not been altered since the incorporation of each, respectively, except as filed in the record books of Boundless or the Acquirer, as the case may be;

(o)	Corporate Minute Books. The corporate minute books of
Boundless and its subsidiaries are complete and each of the minutes contained therein accurately reflect the actions that were taken at a duly called and held meeting or by consent without a meeting. All actions by Boundless and its subsidiaries, which required director or shareholder approval, are reflected on the corporate minute books of Boundless and its subsidiaries.
Boundless and its subsidiaries are not in violation or breach of, or in default with respect to, any term of their respective Certificates of Incorporation (or other charter documents) or by-laws.

(p)	Boundless Financial Statements. The Boundless Financial
Statements present fairly, in all material respects, the assets and liabilities (whether accrued, absolute, contingent or otherwise) of Boundless, on a consolidated basis, as of the respective dates thereof, and the sales and earnings of the Boundless Business during the periods covered thereby, in all material respects and have been prepared in substantial accordance with generally accepted accounting principles consistently applied;

(q)	Boundless Accounts Payable and Liabilities. There are no
material liabilities, contingent or otherwise, of Boundless or its subsidiaries which are not disclosed in Schedule "B" hereto or reflected in the Boundless Financial Statements except those incurred in the ordinary course of business since the date of the said schedule and the Boundless Financial Statements, and neither Boundless nor its subsidiaries have guaranteed or agreed to guarantee any debt, liability or other obligation of any person, firm or corporation. Without limiting the generality of the foregoing, all accounts payable and liabilities of Boundless and its subsidiaries as of June 30th, 2002 are described in Schedule "B" hereto;

(Page) 12

(r)	Boundless Accounts Receivable. As no business transaction
has been conducted by Boundless there are no Accounts Receivable;

(s)	Boundless Bank Accounts. All of the Boundless Bank
Accounts, their location, numbers and the authorized signatories thereto are as set forth in Schedule "D" hereto;

(t)	No Debt to Related Parties. Except as disclosed
in Schedule "E" hereto, neither Boundless nor its subsidiaries are, and on Closing will not be, materially indebted to any affiliate, director or officer of Boundless except accounts payable on account of bona fide business transactions of Boundless incurred in normal course of the Boundless Business, including employment agreements, none of which are more than 30 days in arrears;

(u)	No Related Party Debt to Boundless. No director or
officer or affiliate of Boundless is now indebted to or under any financial obligation to Boundless or its subsidiaries on any account whatsoever;

(v)	No Dividends. No dividends or other distributions on any
shares in the capital of Boundless have been made, declared or authorized since the date of Boundless Financial Statements;

(w)	No Payments. No payments of any kind have been made
or authorized since the date of the Boundless Financial Statements to or on behalf of officers, directors, shareholders or employees of Boundless or its subsidiaries or under any management agreements with Boundless or its subsidiaries, except payments made in the ordinary course of business and at the regular rates of salary or other remuneration payable to them;

(x)	No Pension Plans. There are no pension, profit sharing,
group insurance or similar plans or other deferred compensation plans affecting Boundless or its subsidiaries;

(y)	No Adverse Events. Since the date of the Boundless Financial
Statements

(Page) 13

(i)	there has not been any material adverse change in the
financial position or condition of Boundless, its subsidiaries, its liabilities or the Boundless Assets or any damage, loss or other change in circumstances materially affecting Boundless, the Boundless Business or the Boundless Assets or Boundless' right to carry on the Boundless Business, other than changes in the ordinary course of business,

(ii)	there has not been any damage, destruction, loss or other
event (whether or not covered by insurance) materially and adversely affecting Boundless, its subsidiaries, the Boundless Business or the Boundless Assets,

(iii)	there has not been any material increase in the compensation payable or to become payable by Boundless to any of Boundless' officers, employees or agents or any bonus, payment or arrangement made to or with any of them,

(iv)	the Boundless Business has been and continues to be
carried on in the ordinary course,

(v)	Boundless has not waived or surrendered any right of
material value,

(vi)	Neither Boundless nor its subsidiaries have discharged
or satisfied or paid any lien or encumbrance or obligation or liability other than current liabilities in the ordinary course of business, and

(vii)	no capital expenditures in excess of $10,000 individually
or $25,000 in total have been authorized or made;

(z)	Current fixed operating expenses. The monthly fixed
operating expenses for Boundless for the Four months ending
December 31st, 2002, on a consolidated basis excluding such expenses for SURGE, shall not exceed $5,000 per month.

Boundless - Financing

(aa)	Upon closing of this agreement Boundless will advance to
SURGE $150,000 by way of a loan and the balance to be advanced once the shares of the Surviving Company are approved for trading on the OTCCBB or the BBX. Financing terms and conditions including advances, loan terms and registration rights as outlined in Schedule "F" hereto;

(Page) 14

Boundless - Income Tax Matters

(bb)	Tax Returns. All tax returns and reports of Boundless
and its subsidiaries required by law to be filed have been filed and are true, complete and correct, and any taxes payable in accordance with any return filed by Boundless and its subsidiaries or in accordance with any notice of assessment or reassessment issued by any taxing authority have been so paid;

(cc)	Current Taxes. Adequate provisions have been made for
taxes payable for the current period for which tax returns are not yet required to be filed and there are no agreements, waivers, or other arrangements providing for an extension of time with respect to the filing of any tax return by, or payment of, any tax, governmental charge or deficiency by Boundless or its subsidiaries. Boundless is not aware of any contingent tax liabilities or any grounds which would prompt a reassessment including aggressive treatment of income and expenses in filing earlier tax returns;

Boundless - Applicable Laws and Legal Matters

(dd)	Licenses. Boundless and its subsidiaries hold all
licenses and permits as may be requisite for carrying on the Boundless Business in the manner in which it has heretofore been carried on, which licenses and permits have been maintained and continue to be in good standing except where the failure to obtain or maintain such licenses or permits would not have a material adverse effect on the Boundless Business;

(ee)	Applicable Laws. Neither Boundless nor its subsidiaries have been charged with or received notice of breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which they are subject or which apply to them the violation of which would have a material adverse effect on the Boundless Business, and to Boundless' knowledge, neither
Boundless nor its subsidiaries are in breach of any laws, ordinances, statutes, regulations, bylaws, orders or decrees the contravention of which would result in a material adverse impact on the Boundless Business;

Pending or Threatened Litigation. There is no material litigation or administrative or governmental proceeding pending or threatened against or relating to Boundless, its subsidiaries, the Boundless Business, or any of the Boundless Assets nor does Boundless have any knowledge of any deliberate act or omission of Boundless or its subsidiaries that would form any material basis for any such action or proceeding;

(Page) 15

(ff)	No Bankruptcy. Neither Boundless nor its subsidiaries have
made any voluntary assignment or proposal under applicable laws relating to insolvency and bankruptcy and no bankruptcy petition has been filed or presented against Boundless or its subsidiaries and no order has been made or a resolution passed for the winding-up, dissolution or liquidation of Boundless or its subsidiaries;

(gg)	Labor Matters. Neither Boundless nor its subsidiaries are
party to any collective agreement relating to the Boundless
Business with any labor union or other association of employees and no part of the Boundless Business has been certified as a unit appropriate for collective bargaining or, to the knowledge of Boundless, has made any attempt in that regard;

(hh)	Finder's Fees. Other than the Finders Fee payable
to Mr. Amar Bahadoorsingh or his nominee Neither Boundless nor its subsidiaries are party to any agreement which provides for the payment of finder's fees, brokerage fees, commissions or other fees or amounts which are or may become payable to any third party in connection with the execution and delivery of this Agreement and the transactions contemplated herein;

Execution and Performance of Agreement

(ii)	Authorization and Enforceability. The execution and delivery of this Agreement, and the completion of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of Boundless and the Acquirer;

(jj)	No Violation or Breach. The execution and performance of this
Agreement will not

(i)	violate the charter documents of Boundless or the Acquirer
or result in any breach of, or default under, any loan agreement, mortgage, deed of trust, or any other agreement to which Boundless or its subsidiaries are party,

(ii)	give any person any right to terminate or cancel any agreement including, without limitation, the Boundless Material Contracts, or any right or rights enjoyed by Boundless or its subsidiaries,

(iii)	result in any alteration of Boundless' or its subsidiaries'
obligations under any agreement to which Boundless or its subsidiaries are party including, without limitation, the Boundless Material Contracts,

(Page) 16

(iv)	result in the creation or imposition of any lien,
encumbrance or restriction of any nature whatsoever in favor of a third party upon or against the Boundless Assets,

(v)	result in the imposition of any tax liability to
Boundless or its subsidiaries relating to the Boundless Assets, or

(vi)	violate any court order or decree to which either Boundless or its subsidiaries are subject;


The Boundless Assets - Ownership and Condition

(kk)	Business Assets. The Boundless Assets comprise all of
the property and assets of the Boundless Business, and no other person, firm or corporation owns any assets used by Boundless or its subsidiaries in operating the Boundless Business, whether under a lease, rental agreement or other arrangement, other than as disclosed in Schedules "F" or "I" hereto;

(ll)	Title. Boundless or its subsidiaries are the legal and
beneficial owner of the Boundless Assets, free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever, save and except as disclosed in Schedules "F" or "I" hereto;

(mm)	No Option. No person, firm or corporation has any agreement
or option or a right capable of becoming an agreement for the purchase of any of the Boundless Assets;

(nn)	Boundless Insurance Policies. Boundless and its subsidiaries maintain the public liability insurance and insurance against loss or damage to the Boundless Assets and the Boundless Business as described in Schedule "G" hereto;

(oo)	Boundless Material Contracts. The Boundless Material
Contracts listed in Schedule "I" constitute all of the material contracts of Boundless and its subsidiaries;

(pp)	No Default. There has not been any default in any
material obligation of Boundless or any other party to be performed under any of the Boundless Material Contracts, each of which is in good standing and in full force and effect and unamended (except as disclosed in Schedule "I" hereto), and Boundless is not aware of any default in the obligations of any other party to any of the Boundless Material Contracts;

(Page) 17

(qq)	No Compensation on Termination. There are no agreements,
commitments or understandings relating to severance pay or separation allowances on termination of employment of any employee of Boundless or its subsidiaries. Neither Boundless nor its subsidiaries are obliged to pay benefits or share profits with any employee after termination of employment except as required by law;


Boundless Assets

(rr)	Boundless currently has no assets;

The Boundless Business

(ss)	Maintenance of Business. Since the date of the Boundless
Financial Statements, the Boundless Business has been carried on in the ordinary course and Boundless and its subsidiaries have not entered into any material agreement or commitment except in the ordinary course and except as disclosed herein;

(tt)	Subsidiaries. Except for the Acquirer, Boundless does
not own any subsidiaries and does not otherwise own, directly or indirectly, any shares or interest in any other corporation, partnership, joint venture or firm; and

Boundless - Acquisition Shares

(uu)	Acquisition Shares. The Acquisition Shares when
delivered to the holders of SURGE Shares pursuant to the Merger shall be validly issued and outstanding as fully paid and non-assessable shares and the Acquisition Shares shall be transferable upon the books of Boundless, in all cases subject to the provisions and restrictions of all applicable securities laws.

Non-Merger and Survival

3.2	The representations and warranties of Boundless contained
herein will be true at and as of Closing in all material respects as though such representations and warranties were made as of such time. Notwithstanding the completion of the transactions contemplated hereby, the waiver of any condition contained herein (unless such waiver expressly releases a party from any such representation or warranty) or any investigation made by SURGE or the SURGE Shareholders, the representations and warranties of Boundless shall survive the Closing in the manner set forth in Article 4 below.

(Page) 18

ARTICLE 4
COVENANTS OF BOUNDLESS

Covenants

4.1	Boundless covenants and agrees with SURGE that it will:

(a)	Conduct of Business. Until the Closing, conduct its business diligently and in the ordinary course consistent with the manner in which it generally has been operated up to the date of execution of this Agreement;

(b)	Preservation of Business.  Until the Closing, use its best
efforts to preserve the Boundless Business and the Boundless
Assets and, without limitation, preserve for SURGE Boundless' and its subsidiaries' relationships with their suppliers, customers and others having business relations with them;

(c)	Access. Until the Closing, give SURGE, the SURGE
Shareholders, and their representatives full access to all of the properties, books, contracts, commitments and records of Boundless, and furnish to SURGE, the SURGE
Shareholders and their representatives all such information as they may reasonably request;

(d)	Procure Consents. Until the Closing, take all reasonable
steps required to obtain, prior to Closing, any and all third party consents required to permit the Merger and to preserve and maintain the Boundless Assets notwithstanding the change in control of SURGE arising from the Merger; and


Authorization

4.2	Boundless hereby agrees to authorize and direct any
and all federal, state, municipal, foreign and international governments and regulatory authorities having jurisdiction respecting Boundless and its subsidiaries to release any and all information in their possession respecting
Boundless and its subsidiaries to SURGE. Boundless shall promptly execute and deliver to SURGE any and all consents to the release of information and specific authorizations which SURGE reasonably requires to gain access to any and all such information.

(Page) 19

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF
SURGE AND THE SURGE SHAREHOLDERS

Representations and Warranties

5.1	SURGE and the SURGE Shareholders jointly and severally
represent and warrant in all material respects to Boundless, with the intent that it will rely thereon in entering into this Agreement and in approving and completing the transactions contemplated hereby, that:

SURGE - Corporate Status and Capacity

(a)	Incorporation. SURGE is a corporation duly incorporated
and validly subsisting under the laws of the Province of Alberta, and is in good standing;

(b)	Carrying on Business. SURGE carries on business primarily
in the Province of Alberta and does not carry on any material business activity in any other jurisdiction. SURGE has offices in Calgary, Alberta and in no other locations. The nature of the SURGE Business does not require SURGE to register or otherwise be qualified to carry on business in any other jurisdiction;

(c)	Corporate Capacity. SURGE has the corporate power,
capacity and authority to own SURGE Assets, to carry on the Business of SURGE and to enter into and complete this Agreement;

SURGE - Capitalization

(d)	Authorized Capital. The authorized capital of SURGE
consists of an unlimited number of Class "A", "B","C", "D", "E", "F", "G", "H" Common Shares and an unlimited number of Class
"I" and  "J" Preferred Shares;

(e)	Ownership of SURGE Shares. The issued and outstanding
share capital of SURGE will on Closing consist of 4,907,728 common shares (being the SURGE Shares), which shares on Closing shall be validly issued and outstanding as fully paid and non-assessable shares. The SURGE Shareholders will be at Closing the registered and beneficial owners of 10,186,323
SURGE Shares. The SURGE Shares owned by the SURGE Shareholders will on Closing be free and clear of any and all liens, charges, pledges, encumbrances, restrictions on transfer and adverse claims whatsoever;

(Page) 20

(f)	No Option. No person, firm or corporation has any
agreement, option, warrant, preemptive right or any other right capable of becoming an agreement or option for the acquisition of SURGE Shares held by the SURGE Shareholders or for the purchase, subscription or issuance of any of the unissued shares in the capital of SURGE other than under an option plan implemented by SURGE for officers, directors and employees of SURGE;

(g)	No Restrictions. There are no restrictions on the transfer,
sale or other disposition of SURGE Shares contained in the charter documents of SURGE or under any agreement;

SURGE - Records and Financial Statements

(h)	Charter Documents. The charter documents of SURGE
have not been altered since its incorporation date, except as filed in the record books of SURGE;

(i)	Corporate Minute Books. The corporate minute books
of SURGE are complete and each of the minutes contained therein accurately reflect the actions that were taken at a duly called and held meeting or by consent without a meeting. All actions by SURGE which required director or shareholder approval are reflected on the corporate minute books of SURGE. SURGE is not in violation or breach of, or in default with respect to, any term of its Certificates of Incorporation (or other charter documents) or by-laws.

(j)	SURGE Financial Statements. The SURGE Financial Statements
present fairly, in all material respects, the assets and liabilities (whether accrued, absolute, contingent or otherwise) of SURGE, on consolidated basis, as of the respective dates thereof, and the sales and earnings of the SURGE Business during the periods covered thereby, in all material respects, and have been prepared in substantial accordance with generally accepted accounting principles consistently applied;

(Page) 21

(k)	SURGE Accounts Payable and Liabilities. There are no
material liabilities, contingent or otherwise, of SURGE which are not disclosed in Schedule "K" hereto or reflected in the SURGE Financial Statements except those incurred in the ordinary course of business since the date of the said schedule and the SURGE Financial Statements, and neither SURGE nor its subsidiaries have guaranteed or agreed to guarantee any debt, liability or other obligation of any person, firm or corporation. Without limiting the generality of the foregoing, all accounts payable and liabilities of SURGE as of June 30th, 2002 are described in Schedule "K" hereto;

(l)	SURGE Accounts Receivable. All SURGE Accounts Receivable
result from bona fide business transactions and services actually rendered without, to the knowledge and belief of SURGE, any claim by the obligor for set-off or counterclaim;

(m)	SURGE Bank Accounts. All of the SURGE Bank Accounts,
their location, numbers and the authorized signatories thereto are as set forth in Schedule "M" hereto;

(n)	No Debt to Related Parties. Except as disclosed in
Schedule "N" hereto, neither SURGE nor its subsidiaries are, and on Closing will not be, materially indebted to the SURGE Shareholders nor to any family member thereof, nor to any affiliate, director or officer of SURGE or the SURGE Shareholders except accounts payable on account of bona fide business transactions of SURGE incurred in normal course of SURGE Business, including employment agreements with the SURGE Shareholders, none of which are more than 30 days in arrears;

(o)	No Related Party Debt to SURGE. Neither the SURGE
Shareholders nor any director, officer or affiliate of SURGE are now indebted to or under any financial obligation to SURGE on any account whatsoever, except for advances on account of travel and other expenses not exceeding $5,000 in total;

(p)	No Dividends. No dividends or other distributions on any shares in the capital of SURGE have been made, declared or authorized since the date of the SURGE Financial Statements;

(q)	No Payments. No payments of any kind have been made
or authorized since the date of the SURGE Financial Statements to or on behalf of the SURGE Shareholders or to or on behalf of officers, directors, shareholders or employees of SURGE or under any management agreements with SURGE, except payments made in the ordinary course of business and at the regular rates of salary or other remuneration payable to them;

(Page) 22

(r)	No Pension Plans. There are no pension, profit sharing,
group insurance or similar plans or other deferred compensation plans affecting SURGE;

(s)	No Adverse Events. Since the date of the SURGE Financial
Statements:

(i)	there has not been any material adverse change in the
consolidated financial position or condition of SURGE, its subsidiaries, its liabilities or the SURGE Assets or any damage, loss or other change in circumstances materially affecting SURGE, the SURGE Business or the SURGE Assets or SURGE's right to carry on the SURGE Business, other than changes in the ordinary course of business,

(ii)	there has not been any damage, destruction, loss or
other event (whether or not covered by insurance) materially and adversely affecting SURGE, the SURGE Business or the SURGE Assets,

(iii)	there has not been any material increase in the
compensation payable or to become payable by SURGE to the SURGE Shareholders or to any of SURGE's officers, employees or agents or any bonus, payment or arrangement made to or with any of them,

(iv)	the SURGE Business has been and continues to be
carried on in the ordinary course,

(v)	neither SURGE nor its subsidiaries have waived or
surrendered any right
of material value,

(vi)	neither SURGE nor its subsidiaries have has
discharged or satisfied or paid any lien or encumbrance or obligation or liability other than current liabilities in he ordinary course of business, and

(Page) 23

(vii)	no capital expenditures in excess of $10,000
individually or $25,000 in total have been authorized or made;

SURGE - Income Tax Matters

(t)	Tax Returns. All tax returns and reports of SURGE
required by law to be filed have been filed and are true, complete and correct, and any taxes payable in accordance with any return filed by SURGE or in accordance with any notice of assessment or reassessment issued by any taxing authority have been so paid;

(u)	Current Taxes. Adequate provisions have been made for
taxes payable for the current period for which tax returns are not yet required to be filed and there are no agreements, waivers, or other arrangements providing for an extension of time with respect to the filing of any tax return by, or payment of, any tax, governmental charge or deficiency by SURGE. SURGE is not aware of any contingent tax liabilities or any grounds which would prompt a reassessment including aggressive treatment of income and expenses in filing earlier tax returns;

SURGE - Applicable Laws and Legal Matters

(v)	Licenses. SURGE hold all licenses and permits as
may be requisite for carrying on the SURGE Business in the manner in which it has heretofore been carried on, which licenses and permits have been maintained and continue to be in good standing except where the failure to obtain or maintain such licenses or permits would not have a material adverse effect on the SURGE Business;

(w)	Applicable Laws. Neither SURGE nor its subsidiaries
have been charged with or received notice of breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which they are subject or which apply to them the violation of which would have a material adverse effect on the SURGE Business, and, to SURGE's knowledge, neither SURGE nor its subsidiaries are in breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees the contravention of which would result in a material adverse impact on the SURGE Business;

(x)	Pending or Threatened Litigation. There is no material
litigation or administrative or governmental proceeding pending or threatened against or relating to SURGE, the SURGE Business, or any of the SURGE Assets, nor does SURGE have any knowledge of any deliberate act or omission of SURGE that would form any material basis for any such action or proceeding;

(y)	No Bankruptcy. Neither SURGE nor its subsidiaries
have made any voluntary assignment or proposal under applicable laws relating to insolvency and bankruptcy and no bankruptcy petition has been filed or presented against SURGE and no order has been made or a resolution passed for the winding-up, dissolution or liquidation of SURGE;


(Page) 24


(z)	Labor Matters. Neither SURGE nor its subsidiaries
are party to any collective agreement relating to the SURGE
Business with any labor union or other association of employees and no part of the SURGE Business has been certified as a unit appropriate for collective bargaining or, to the knowledge of SURGE, has made any attempt in that regard and neither SURGE nor its subsidiaries have any reason to believe that any current employees will leave SURGE's employ as a result of this Merger.

(aa)	Finder's Fees. Other than the Finder's Fee of 300,000
common shares payable to Mr. Kenneth Bray of 59 Edenwold Place, Calgary, AB., T3A 3T7 neither SURGE nor its subsidiaries are party to any agreement which provides for the payment of finder's fees, brokerage fees, commissions or other fees or amounts which are or may become payable to any third party in connection with the execution and delivery of this Agreement and the transactions contemplated herein;

Execution and Performance of Agreement

(bb)	Authorization and Enforceability. The execution and
delivery of this Agreement, and the completion of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of SURGE;

(cc)	No Violation or Breach. The execution and performance of this
Agreement will not

(i)	violate the charter documents of SURGE or result
in any breach of, or default under, any loan agreement, mortgage, deed of trust, or any other agreement to which SURGE are party,

(ii)	give any person any right to terminate or cancel any
agreement including, without limitation, SURGE Material Contracts, or any right or rights enjoyed by SURGE,

(iii)	result in any alteration of SURGE's or its subsidiaries'
obligations under any agreement to which either SURGE are party including, without limitation, the SURGE Material Contracts,

(Page) 25

(iv)	result in the creation or imposition of any lien,
encumbrance or restriction of any nature whatsoever in flavor of a third party upon or against the SURGE Assets,

(v)	result in the imposition of any tax liability to SURGE
relating to SURGE Assets, SURGE Shares or shares of its subsidiaries' equity stock, or

(vi)	violate any court order or decree to which either
SURGE are subject;

SURGE Assets - Ownership and Condition

(dd)	Business Assets. The SURGE Assets comprise all
of the property and assets of the SURGE Business, and neither the SURGE Shareholders nor any other person, firm or corporation owns any assets used by SURGE in operating the SURGE Business, whether under a lease, rental agreement or other arrangement, other than as disclosed in Schedules "O" or "R" hereto;

(ee)	Title. SURGE are the legal and beneficial owner of the SURGE
Assets, free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever, save and except as disclosed in Schedules "O" or "R" hereto;

(ff)	No Option. No person, firm or corporation has any agreement or option or a right capable of becoming an agreement for the purchase of any of the SURGE Assets;

(gg)	SURGE Insurance Policies. SURGE maintain the public liability insurance and insurance against loss or damage to the SURGE Assets and the SURGE Business as described in Schedule "P" hereto;

(hh)	SURGE Material Contracts. The SURGE Material Contracts listed in
Schedule "R" constitute all of the material contracts of SURGE;

(ii)	No Default. There has not been any default
in any material obligation of SURGE or any other party to be performed under any of SURGE Material Contracts, each of which is in good standing and in full force and effect and unamended (except as disclosed in Schedule "R"), and SURGE is not aware of any default in the obligations of any other party to any of the SURGE Material Contracts;

(Page) 26

(jj)	No Compensation on Termination. There are no
agreements, commitments or understandings relating to severance pay or separation allowances on termination of employment of any employee of SURGE. Neither SURGE nor its subsidiaries is obliged to pay benefits or share profits with any employee after termination of employment except as required by law;



SURGE Assets - SURGE Equipment

(kk)	SURGE Equipment. The SURGE Equipment has been
maintained in a manner consistent with that of a reasonably prudent owner and such equipment is in good working condition;

SURGE Assets - SURGE Goodwill and Other Assets

(ll)	SURGE Goodwill. SURGE carry on the SURGE
Business only under the names "SURGE" "SURGETECH" "SURGE
TECHNOLOGIES INC. and "SURGE International" and variations thereof and under no other business or trade names.
SURGE does not have any knowledge of any infringement by SURGE of any patent, trademark, copyright or trade secret;

The Business of SURGE

(mm)	Maintenance of Business. Since the date of the
SURGE Financial Statements, the SURGE Business has been carried on in the ordinary course and neither SURGE nor its subsidiaries have entered into any material agreement or commitment except in the ordinary course; and

(nn)	Subsidiaries. SURGE does not own any subsidiaries and
does not otherwise own, directly or indirectly, any shares or interest in any other corporation, partnership, joint venture or firm and SURGE does not own any subsidiary and does not otherwise own, directly or indirectly, any shares or interest in any other corporation, partnership, joint venture or firm.

(Page) 27

Non-Merger and Survival

5.2	The representations and warranties of SURGE and the
SURGE Shareholders contained herein will be true at and as of Closing in all material respects as though such representations and warranties were made as of such time. Notwithstanding the completion of the transactions contemplated hereby, the waiver of any condition contained herein (unless such waiver expressly releases a party from any such representation or warranty) or any investigation made by Boundless, the representations and warranties of SURGE and the SURGE Shareholders shall survive the Closing in the manner set forth in Article 6, below.



ARTICLE 6
COVENANTS OF SURGE AND
THE SURGE SHAREHOLDERS

Covenants

6.1	SURGE and the SURGE Shareholders covenant and agree with
Boundless that they will:

(a)	Conduct of Business. Until the Closing, conduct the
SURGE Business diligently and in the ordinary course consistent with the manner in which the SURGE Business generally has been operated up to the date of execution of this Agreement;

(b)	Preservation of Business.  Until the Closing,
use their best efforts to preserve the SURGE Business and the SURGE Assets and, without limitation, preserve for Boundless SURGE's and its subsidiaries' relationships with their suppliers, customers and others having business relations with them;

(c)	Access. Until the Closing, give Boundless and its
representatives full access to all of the properties, books, contracts, commitments and records of SURGE relating to SURGE, the SURGE Business and the SURGE Assets, and furnish to Boundless and its representatives all such information as they may reasonably request;

(d)	Procure Consents. Until the Closing, take all
reasonable steps required to obtain, prior to Closing, any and all third party consents required to permit the Merger and to preserve and maintain the SURGE Assets, including the SURGE Material Contracts, notwithstanding the change in control of SURGE arising from the Merger;

(Page) 28

(e)	Reporting and Internal Controls. From and
after the Effective Time, the SURGE Shareholders shall forthwith take all required actions to implement internal controls on the business of the Surviving Company to ensure that the Surviving Company and Boundless comply with Section 13b(2) of the Securities and Exchange Act of 1934;

(f)	Audited Financial Statements.  Immediately upon
execution of this Agreement, cause to be prepared audited financial statements of SURGE in compliance with the requirements of Regulation SB as promulgated by the Securities and Exchange Commission.


Authorization

6.2	SURGE hereby agrees to authorize and direct
any and all federal, state, municipal,
foreign and international governments and regulatory authorities having jurisdiction respecting
SURGE to release any and all information in their possession respecting SURGE to Boundless.
SURGE shall promptly execute and deliver to Boundless any and all consents to the release of information and specific authorizations which
Boundless reasonably require to gain access to any and all such information.

Survival

6.3	The covenants set forth in this Article shall survive
the Closing for the benefit of Boundless.


ARTICLE 7
CONDITIONS PRECEDENT

Conditions Precedent in favor of Boundless

7.1	Boundless' obligations to carry out the transactions
contemplated hereby are subject to the fulfillment of each of the following conditions precedent on or before the Closing:

(Page) 29

(a)	all documents or copies of documents required to be executed and delivered to Boundless hereunder will have been so executed and delivered;

(b)	all of the terms, covenants and conditions of this
Agreement to be complied with or performed by SURGE or the SURGE Shareholders at or prior to the Closing will have been complied with or performed;

(c)	Boundless shall have completed its review and inspection
of the books and records of SURGE and shall be satisfied with same in all material respects;

(d)	title to the SURGE Shares held by the SURGE Shareholders
and to the SURGE Assets will be free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever, save and except as disclosed herein;

(e)	the Certificate of Merger shall be executed by SURGE
in form acceptable for filing with the Nevada Secretary of State;

(f)	subject to Article 8 hereof, there will not have occurred

(i)	any material adverse change in the financial position
or condition of SURGE, its subsidiaries, their liabilities or the SURGE Assets or any damage, loss or other change in circumstances materially and adversely affecting the SURGE Business or the SURGE Assets or SURGE's right to carry on the SURGE Business, other than changes in the ordinary course of business, none of which has been materially adverse, or

(ii)	any damage, destruction, loss or other event,
including changes to any laws or statutes applicable to SURGE or the SURGE Business (whether or not covered by insurance) materially and adversely affecting SURGE, its subsidiaries, the SURGE Business or the SURGE Assets;

(g)	the transactions contemplated hereby shall have been
approved by all other regulatory authorities having jurisdiction over the subject matter hereof, if any.


(Page) 30

Waiver by Boundless

7.2	The conditions precedent set out in the preceding
section are inserted for the exclusive benefit of Boundless and any such condition may be waived in whole or in part by Boundless at or prior to Closing by delivering to SURGE a written waiver to that effect signed by Boundless. In the event that the conditions precedent set out in the preceding section are not satisfied on or before the Closing Boundless shall be released from all obligations under this Agreement.

Conditions Precedent in Favor of SURGE and the SURGE Shareholders

7.3	The obligation of SURGE and the SURGE Shareholders to
carry out the transactions contemplated hereby is subject to the fulfillment of each of the following conditions precedent on or before the Closing:

(a)	all documents or copies of documents required to be
executed and delivered to SURGE hereunder will have been so executed and delivered;

(b)	all of the terms, covenants and conditions of this
Agreement to be complied with or performed by Boundless at or prior to the Closing will have been complied with or performed;

(c)	SURGE shall have completed its review and inspection
of the books and records of Boundless and its subsidiaries and shall be satisfied with same in all material respects;

(d)	Boundless will have delivered the Acquisition Shares
to be issued pursuant to the terms of the Merger to SURGE at the Closing and the Acquisition Shares will be registered on the books of Boundless in the names of the holders of SURGE Shares at the Effective Time;

(e)	title to the Acquisition Shares will be free and
clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever;

(f)	the Certificate of Merger shall be executed by the
Acquirer in form acceptable for
filing with the Nevada Secretary of State;

(g)	subject to Article 8 hereof, there will not have
occurred

(Page) 31

(i)	any material adverse change in the financial position
or condition of Boundless, its subsidiaries, their liabilities or the Boundless Assets or any damage, loss or other change in circumstances materially and adversely affecting Boundless, the Boundless Business or the Boundless Assets or Boundless' right to carry on the Boundless Business, other than changes in the ordinary course of business, none of which has been materially adverse, or

(ii)	any damage, destruction, loss or other event,
including changes to any laws or statutes applicable to Boundless or the Boundless Business (whether or not covered by insurance) materially and adversely affecting
Boundless, its subsidiaries, the Boundless Business or the Boundless Assets; and

(h)	the transactions contemplated hereby shall have
been approved by all other regulatory authorities having jurisdiction over the subject matter hereof, if any.

Waiver by SURGE and the SURGE Shareholders

7.4	The conditions precedent set out in the preceding
section are inserted for the exclusive benefit of SURGE and the SURGE Shareholders and any such condition may be waived in whole or in part by SURGE or the SURGE Shareholders at or prior to the Closing by delivering to Boundless a written waiver to that effect signed by SURGE and the SURGE Shareholders. In the event that the conditions precedent set out in the preceding section are not satisfied on or before the Closing SURGE and the SURGE Shareholders shall be released from all obligations under this Agreement.

Nature of Conditions Precedent

7.5	The conditions precedent set forth in this Article
are conditions of completion of the transactions contemplated by this Agreement and are not conditions precedent to the existence of a binding agreement. Each party acknowledges receipt of the sum of $1.00 and other good and valuable consideration as separate and distinct consideration for agreeing to the conditions of precedent in favor of the other party or parties set forth in this Article.


(Page) 32


ARTICLE 8
RISK

Material Change in the Business of SURGE

8.1	If any material loss or damage to the SURGE Business
occurs prior to Closing and such loss or damage, in Boundless' reasonable opinion, cannot be substantially repaired or replaced within sixty (60) days, Boundless shall, within two
(2) days following any such loss or damage, by notice in writing to SURGE, at its option, either:

(a)	terminate this Agreement, in which case no party will be
under any further obligation to any other party; or

(b)	elect to complete the Merger and the other transactions
contemplated hereby, in which case the proceeds and the rights to receive the proceeds of all insurance covering such loss or damage will, as a condition precedent to Boundless' obligations to carry out the transactions contemplated hereby, be vested in SURGE or otherwise adequately secured to the satisfaction of Boundless on or before the Closing Date.

Material Change in the Boundless Business

8.2	If any material loss or damage to the Boundless
Business occurs prior to Closing and such loss or damage, in SURGE's reasonable opinion, cannot be substantially repaired or replaced within sixty (60) days, SURGE shall, within two (2) days following any such loss or damage, by notice in writing to Boundless, at its option, either:

(a)	terminate this Agreement, in which case no party will be
under any further obligation to any other party; or

(b)	elect to complete the Merger and the other transactions
contemplated hereby, in which case the proceeds and the rights to receive the proceeds of all insurance covering such loss or damage will, as a condition precedent to SURGE's obligations to carry out the transactions contemplated hereby, be vested in Boundless or otherwise adequately secured to the satisfaction of SURGE on or before the Closing Date.


(Page) 33

ARTICLE 9
CLOSING

Closing

9.1	The Merger and the other transactions contemplated
by this Agreement will be closed at the Place of Closing in accordance with the closing procedure set out in this Article.

Documents to be Delivered by SURGE

9.2	On or before the Closing, SURGE and the SURGE
Shareholders will deliver or cause to be delivered to
Boundless:

(a)	the original or certified copies of the charter
documents of SURGE and all corporate records documents and instruments of SURGE, the corporate seal of SURGE and all books and accounts of SURGE;

(b)	all reasonable consents or approvals required
to be obtained by SURGE for the purposes of completing the Merger and preserving and maintaining the interests of SURGE under any and all SURGE Material Contracts and in relation to SURGE Assets;

(c)	certified copies of such resolutions of the shareholders
and directors of SURGE as are required to be passed to authorize the execution, delivery and implementation of this Agreement;

(d)	an acknowledgement from SURGE and the SURGE
Shareholders of the satisfaction of the conditions precedent set forth in section 7.3 hereof;

(e)	the Certificate of Merger, duly executed by
SURGE; and

(f)	such other documents as Boundless may reasonably
require to give effect to the terms and intention of this Agreement.



Documents to be Delivered by Boundless

9.3	On or before the Closing, Boundless shall deliver
or cause to be delivered to SURGE
and the SURGE Shareholders:

(a)	share certificates representing the Acquisition Shares
duly registered in the names
of the holders of shares of SURGE Common Stock;

(b)	certified copies of such resolutions of the directors
of Boundless as are required to be passed to authorize the execution, delivery and implementation of this Agreement;

(c)	a certified copy of a resolution of the directors of
Boundless dated as of the Closing Date appointing the nominees of SURGE as officers of SURGE;

(Page) 34


(d)	an undated resolution of the directors of Boundless
appointing the nominees of the SURGE Shareholders listed below in Article 10 to the board of directors of Boundless;

(e)	undated resignations of the current directors
of Boundless;

(f)	an acknowledgement from Boundless of the satisfaction
of the conditions
precedent set forth in section 7.1 hereof;

(g)	the Certificate of Merger, duly executed by the
Acquirer; and

(h)	such other documents as SURGE may reasonably require
to give effect to the terms and intention of this Agreement.


ARTICLE 10
POST-CLOSING MATTERS

10.1	Forthwith after the Closing, Boundless, SURGE and the
SURGE Shareholders agree to use all their best efforts to:

(a)	file the Certificate of Merger with Secretary of State
of the State of Nevada;

(b)	if required issue a news release reporting the Closing;

(c)	file with the Securities and Exchange Commission
a report on Form 14f1 disclosing the change in control of Boundless and, 10 days after such filing, date the resolutions appointing to the board of directors of Boundless Gord McPhedran, Dale
Olmstead and Harj Manhas;

(d)	file Form 8-K with the Securities and Exchange
Commission disclosing the terms of this Agreement and, not less than 60 days following the filing of such Form 8-
K, to file and amended Form 8-K which includes audited financial statements of SURGE as well as pro forma financial information of SURGE and Boundless as required by Regulation SB as promulgated by the Securities and Exchange Commission; and

(e)	file reports on Forms 13D and 3 with the Securities and
Exchange Commission disclosing the acquisition of the Acquisition
Shares by the SURGE Shareholders.


(Page) 35


ARTICLE 11

SURVIVAL OF REPRESENTATIONS; INDEMNITY; SET-OFF

	11.1	Survival of Covenants and Agreements.  The respective
representations, warranties, covenants and agreements of the SURGE Shareholders and Boundless contained in this Agreement, or any Schedule attached hereto or any agreement or document delivered pursuant to this Agreement shall survive for a period of two years from the consummation of the transactions contemplated hereby; provided, however, that the representations, warranties and agreements made with regard to taxes and ERISA matters shall survive until the applicable statutes of limitations have expired; and provided further, however, that with respect to any covenant, term or provision to be performed hereunder or in any of the Schedules hereto or any documents or agreements delivered hereunder, the right of indemnification under this Article 11 shall survive until such covenant, term or provision has been fully paid, performed or discharged.

11.2	Indemnification.

(a)	The SURGE Shareholders agree to indemnify and hold
Boundless and its officers, directors, shareholders, employees, affiliates and agents harmless from damages, losses, liabilities, assessments, judgments, costs or expenses (including, without limitation, penalties, interest and reasonable counsel fees and expenses), (each a "Claim"), in excess of $50,000 in the aggregate, as a result of or arising out of the material breach of any representation or warranty made by the Shareholders, or the failure of any material representation or warranty made by the Shareholders in this Agreement or in any Schedule attached hereto or any document or agreement delivered hereunder to be true and correct in all material respects as of the date of this Agreement and as of the Closing Date or the non-performance by the SURGE Shareholders of any covenant, term or provision to be performed by them hereunder or in any of the documents or agreements delivered hereunder which may be imposed or sought to be imposed on Boundless.

(b)	Boundless agrees to indemnify and hold the SURGE
Shareholders and each of their officers, directors, shareholders, employees, affiliates and agents harmless from damages, losses or expenses (including, without limitation, reasonable counsel fees and expenses) in excess of $50,000, in the aggregate, suffered or paid, directly or indirectly, as a result of or arising out of the failure of any representation or warranty made by the Purchaser in this Agreement to be true and correct in all respects as of the date of this Agreement and as of the Closing Date.


(Page) 36

	11.3	Conditions of Indemnification.

(a)	A party entitled to indemnification hereunder (the
"Indemnified Party") shall notify the party or parties liable for such indemnification (the "Indemnifying
Party") in writing of any Claim or potential liability for Taxes ("Tax Claim") which the Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement. Such notice shall be given within a reasonable (taking into account the nature of the Claim or Tax Claim) period of time after the Indemnified
Party has
actual knowledge thereof. The Indemnifying Party shall satisfy its obligations under this Article 11 within forty days after receipt of subsequent written notice from the Indemnified Party if an amount is specified therein, or promptly following receipt of subsequent written notice or notices specifying the amount of such Claim or Tax Claim additions thereto;
provided, however, that for so long as the Indemnifying Party is in good faith defending a Claim or Tax Claim pursuant to
Section 8.3(b) hereof, its obligation to indemnify the Indemnified Party with respect thereto shall be suspended
(other than with respect to any costs, expenses or other liabilities incurred by the Indemnified Party prior to the assumption of the defense by the Indemnifying Party). Failure to provide a notice of Claim or Tax Claim within the time period referred to above shall not constitute a defense to a Claim or Tax Claim or release the Indemnifying Party from any obligation hereunder to the extent that such failure does not prejudice the position of the Indemnifying Party.

(Page) 37

(b)	If the facts giving rise to any such indemnification
involve any actual, threatened or possible Claim or demand or Tax Claim by any person not a party to this Agreement against the Indemnified Party, the Indemnifying Party shall be entitled to contest or defend such Claim or demand Tax Claim at its expense and through counsel of its own choosing, which counsel shall be reasonably acceptable to the Indemnified Party, such right to contest or defend shall only apply if the Indemnifying Party gave written notice of its intention to assume the contest and defense of such Claim or demand Tax Claim to the Indemnified
Party as soon as practicable, but in no event more than thirty days after receipt of the notice of Claims or Tax Claim, and provided the Indemnified Party with appropriate assur-ances as to the creditworthiness of the Indemnifying Party, and that the Indemnifying Party will be in a position to pay all fees, expenses and judgments that might arise out of such Claim or demand Tax Claim. The Indemnified Party shall have the obligation to cooperate in the defense of any such Claim or demand Tax Claim and the right, at its own expense, to participate in the defense of any Claim or Tax Claim. So long as the Indemnifying Party is defending in good faith any such Claim or demand Tax
Claim asserted by a third party against the Indemnified Party, the Indemnified Party shall not settle or compromise such Claim or demand Tax Claim. The Indemnifying Party shall have the right to settle or compromise any such Claim or demand Tax Claim without the consent of the Indemnified Party at any time utilizing its own funds to do so if in connection with such settlement or compromise the Indemnified
Party is fully released by the third party and is paid in full any indemnification amounts due hereunder. The Indemnified Party shall make available to the Indemnifying Party or its agents all records and other materials in the Indemnified Party's possession reasonably required by it for its use in contesting any third party Claim or demand Tax Claim and shall otherwise cooperate, at the expense of the Indemnifying Party, in the defense thereof in such manner as the Indemnifying Party may reasonably request. Whether or not the Indemnifying Party elects to defend such Claim or demand Tax Claim, the Indemnified Party shall have no obligation to do so.

(Page) 38


11.4	Limitations on Indemnification for Breaches of
Representations and Warranties. Notwithstanding anything contained in this Agreement to the contrary, (a) the individual liability of the SURGE Shareholders under Section 11.2 for any liability arising as a result of the failure of Shareholders representations and warranties to be true and correct or arising for any other reason under Section 11.2, shall not exceed the number of shares received by the shareholder at Closing multiplied by the price of the shares ($0.25) on the day this Agreement is signed (the
"Closing Value") and (b) the aggregate liability of Boundless and its affiliates under Section 11.2 for any liability arising as a result of the failure of Boundless' representations and warranties to be true and correct, shall not exceed the Closing Value (the "Boundless Cap").


ARTICLE 12
GENERAL PROVISIONS

Arbitration

12.1	The parties hereto shall attempt to resolve any
dispute, controversy, difference or claim
arising out of or relating to this Agreement by negotiation
in good faith.  If such good negotiation
fails to resolve such dispute, controversy, difference or
claim within fifteen (15) days after any
party delivers to any other party a notice of its intent to
submit such matter to arbitration, then
any party to such dispute, controversy, difference or
claim may submit such matter to arbitration
in the City of ,         .

Notice

12.2	Any notice required or permitted to be given by
any party will be deemed to be given when in writing and delivered to the address for notice of the intended recipient by personal delivery, prepaid single certified or registered mail, or telecopier. Any notice delivered by mail shall be deemed to have been received on the fourth business day after and excluding the date of mailing, except in the event of a disruption in regular postal service in which event such notice shall be deemed to be delivered on the actual date of receipt. Any notice delivered personally or by telecopier shall be deemed to have been received on the actual date of delivery.


(Page) 39


Addresses for Service

12.3	The address for service of notice of each of the parties hereto is as follows:

(a)	Boundless or the Acquirer:

			Boundless Vision Incorporated
			Suite 1304, 925 West Georgia St.
			Vancouver, BC, V6C 3L2

(b)	SURGE or the SURGE Shareholders

Surge Technologies Inc.
#14, 700-58th Avenue S.E.,
Calgary, AB, T2H 2E2
Change of Address

12.4	Any party may, by notice to the other parties change its
address for notice to some other address in North America and will so change its address for notice whenever the existing address or notice ceases to be adequate for delivery by hand.
A post office box may not be used
as an address for service.

Further Assurances

12.5	Each of the parties will execute and deliver such
further and other documents and do and perform such further and other acts as any other party may reasonably require to carry out and give effect to the terms and intention of this Agreement.

Time of the Essence

12.6	Time is expressly declared to be the essence of this
Agreement.

Entire Agreement

12.7	The provisions contained herein constitute the entire
agreement among SURGE, the SURGE Shareholders, the Acquirer and Boundless respecting the subject matter hereof and supersede all previous communications, representations and agreements, whether verbal or written, among SURGE, the SURGE Shareholders, the Acquirer and Boundless with respect to the subject matter hereof.

Enurement

(Page) 40

12.8	This Agreement will enure to the benefit of and be
binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

Assignment

12.9	This Agreement is not assignable without the prior written
consent of the parties hereto.

Counterparts

12.10	This Agreement may be executed in counterparts, each of
which when executed by any party will be deemed to be an original and all of which counterparts will together constitute one and the same Agreement. Delivery of executed copies of this Agreement by telecopier will constitute proper delivery, provided that originally executed counterparts are delivered to the parties within a reasonable time thereafter.

Applicable Law

12.11	This Agreement is subject to the laws of the State of Nevada.



IN WITNESS WHEREOF the parties have executed this Agreement effective as of the day and year first above written.

		                       BOUNDLESS VISION, INC.


/s/ Bijay Singh
-------------------------------    By: /s/ Peter V. Sanders
Witness	                       ---------------------------
                                   Peter V. Sanders, President
Bijay Singh
-------------------------------
Name
8023 Dominion Pl.
Surrey, BC V6B 2L3
-------------------------------
Address

		                       SURGE ACQUISITON CORP.


/s/ Bijay Singh
-------------------------------    By: /s/ Peter V. Sanders
Witness	                       ---------------------------
                                   Peter V. Sanders, President
Bijay Singh
-------------------------------
Name
8023 Dominion Pl.
Surrey, BC V6B 2L3
-------------------------------
Address

		                       SURGE TECHNOLOGIES INC.



/s/ Bijay Singh
-------------------------------    By: /s/ Gordon McPhedran,
Witness                            President & CEO
	                             ---------------------------------
                                   Gordon McPhedran, President & CEO
Bijay Singh
-------------------------------
Name
8023 Dominion Pl.
Surrey, BC V6B 2L3
-------------------------------
Address




This is Page 31 to the Agreement and Plan of Merger dated September 3rd, 2002 among Boundless Vision Incorporated, SURGE Acquisition Corp., SURGE Technologies Inc., Gordon McPhedran, Jack Barbier, Dale Olmstead, Harj Manhas and Secura Investments Inc.

(Page) 41


/s/ Bijay Singh
-------------------------------    /s/ Jack Barbier
Witness	                       ---------------------------
                                       Jaak Barbier
Bijay Singh
-------------------------------
Name
8023 Dominion Pl.
Surrey, BC V6B 2L3
-------------------------------
Address

/s/ Bijay Singh
-------------------------------    /s/ Dale Olmstead
Witness	                       ---------------------------
                                       Dale Olmstead
Bijay Singh
-------------------------------
Name
8023 Dominion Pl.
Surrey, BC V6B 2L3
-------------------------------
Address


/s/ Bijay Singh
-------------------------------    /s/ Harj Manhas
Witness	                       ---------------------------
                                       Harj Manhas
Bijay Singh
-------------------------------
Name
8023 Dominion Pl.
Surrey, BC V6B 2L3
-------------------------------
Address


/s/ Bijay Singh
-------------------------------        /s/ Secura Investments. Inc
Witness                                    Harj Manhas
         	                           -------------------------------
                                       Secura Investments. Inc
                                       Harj Manhas
Bijay Singh
-------------------------------
Name
8023 Dominion Pl.
Surrey, BC V6B 2L3
-------------------------------
Address

This is Page 32 to the Agreement and Plan of Merger dated
September 3rd, 2002 among Boundless Vision Incorporated, SURGE
Acquisition Corp., SURGE Technologies Inc., Gordon
McPhedran, Jack Barbier, Dale Olmstead, Harj Manhas and Secura
Investments Inc.

(Page) 42


		Boundless______ Surge______